Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Narbeh Derhacobian and Ron Shelton, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to the Registration Statement on Form S-3 of Adesto Technologies Corporation (Registration No. 333-224790) (and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, as amended, which relates to such Registration Statement), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

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IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date indicated opposite his or her name.

By:

Signature	Title	Date

/s/ Narbeh Derhacobian	President, Chief Executive Officer and Director	July 6, 2018
Narbeh Derhacobian	(Principal Executive Officer)

/s/ Ron Shelton	Chief Financial Officer	July 6, 2018
Ron Shelton	(Principal Accounting and Financial Officer)

/s/ Nelson Chan	Chairman of the Board of Directors	July 6, 2018
Nelson Chan

/s/ Keith Crandell	Director	July 6, 2018
Keith Crandell

/s/ Francis Lee	Director	July 6, 2018
Francis Lee

/s/ Kevin Palatnik	Director	July 6, 2018
Kevin Palatnik